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                                                                   EXHIBIT 23(D)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the use in this registration statement of our report dated March 11, 1998 included herein and to all references to our Firm included in this registration statement.


                                          Arthur Andersen LLP
Tampa, Florida
July 21, 1998




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